                                                                    EXHIBIT 4.58


================================================================================

                        GUARANTEE AND SECURITY AGREEMENT


                          Dated as of November 12, 1997


                                      From

                           HORSESHOE VENTURES, L.L.C.,
                      A Delaware Limited Liability Company,

                                  as Guarantor


                                   in Favor of

                       CANADIAN IMPERIAL BANK OF COMMERCE,

                                    as Agent

                                       and

                               CERTAIN COMMERCIAL
                              LENDING INSTITUTIONS

                                   as Lenders






================================================================================

                        GUARANTEE AND SECURITY AGREEMENT


         This GUARANTEE AND SECURITY AGREEMENT dated as of November 12, 1997 (this "Guarantee" or this "Agreement"), is made by HORSESHOE VENTURES, L.L.C., a Delaware limited liability company with an office located at 4024 Industrial Road, Las Vegas, Nevada 89103 (the "Company"), in favor of the Lenders (as herein defined) and Canadian Imperial Bank of Commerce ("CIBC"), in its capacity as agent for the Lenders (in such capacity, the "Agent").

                                R E C I T A L S:

         WHEREAS, on October 10, 1995, Horseshoe Gaming, L.L.C., a Delaware limited liability company (the "Borrower") authorized the issuance of up to $150,000,000 of its Senior Secured Credit Facility Notes due September 30, 1999 pursuant to a Senior Secured Credit Facility Note Purchase Agreement dated as of October 10, 1995, between the Borrower and the Purchasers named therein (the "Note Purchasers"), as amended prior to the date hereof (as so amended, the "Senior Secured Credit Facility Note Purchase Agreement");

         WHEREAS, pursuant to that certain letter agreement dated as of the date hereof among the remaining Note Purchaser and CIBC, the remaining Note Purchaser assigned to CIBC all of the rights, duties and obligations of the Note Purchasers in connection with the Senior Secured Credit Facility Note Purchase Agreement and the security documents and other documents executed in connection therewith;

         WHEREAS, pursuant to an Amended and Restated Credit Facility Agreement of even date herewith, (the "Amended and Restated Credit Agreement"), the Company, various financial institutions as are or may become parties thereto (the "Lenders") and the Agent amended and restated the Senior Secured Credit Facility Note Purchase Agreement in its entirety;

         WHEREAS, the Company directly owns an 80% ownership interest in the Guarantor;

         WHEREAS, the Company will derive substantial economic benefit from the availability of credit to the Borrower pursuant to the Amended and Restated Credit Agreement; and

         WHEREAS, it is a condition precedent to the execution, delivery and performance of the Amended and Restated Credit Agreement by the Lenders and the Agent that the Company execute this Agreement on the terms, and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of, and in order to induce, the execution, delivery and performance of the Amended and Restated Credit Agreement by the Lenders and the Agent, including the extension of availability of credit to the Borrower and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the Company, the Company hereby agrees as follows:

         SECTION 1.         TERMS AND DEFINITIONS.

         Section 1.1 Definitions. Except as otherwise specified or as the context may otherwise require, the following terms shall have the respective meanings set forth below whenever used in this Agreement:

         "Chattel Paper" has the meaning provided in the UCC.

         "Contract Rights" means all rights of the Company (including, without limitation, all rights to payment) under each Contract.

         "Contracts" means all contracts between the Company and one or more additional parties.

         "Copyrights" means any copyright registered with the United States Copyright Office, as well as any application for a United States copyright registration made with the United States Copyright Office.

         "Documents" has the meaning provided in the UCC.

         "Equipment" means any "equipment," as such term is defined in the UCC and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, movable trade fixtures and vehicles and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

         "General Intangibles" has the meaning provided in the UCC and in any event includes all claims, rights, powers, privileges, authority, options, security interests, liens and remedies under any partnership agreement to which the Company is a party or with respect to any partnership of which the Company is a partner.

         "Goods" has the meaning provided in the UCC.

         "Instrument" has the meaning provided in Article 9 of the UCC.

         "Intercompany Notes" means a promissory note evidencing indebtedness of a Subsidiary of the Company to the Company.

         "Inventory" means merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same; in all stages of production--from raw materials through work-in-process to finished goods--and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Agent, and shall specifically include all "inventory" as such term is defined in the UCC.

         "Marks" means any trademarks and service marks registered in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any political subdivision thereof any application for such trademarks and service marks, as well as any unregistered marks used in the United States and trade dress, logos, designs, trade names, company names, business names, fictitious business names and other business identifiers used in the United States.

         "Patents" means any patent registered with the United States Patent and Trademark Office, as well as any application for a United States patent registration made with the United States Patent and Trademark Office.

         "Pledged Stock" means the shares of capital stock described in Schedule A hereto, as it may, from time to time, be supplemented in accordance with the terms of the Agreement.

         "Proceeds" shall mean all "proceeds", as such term is defined in the UCC and, in any event, shall mean and include, but not be limited to (i) any and all proceeds of any insurance, indemnity, warranty or guarantee payable to the Company from time to time with respect to any of the Pledged Collateral (as defined in Section 3), (ii) any and all payments (in any form whatsoever) made or due and payable to the Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Collateral by any governmental authority, bureau or agency (or any Person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Pledged Collateral.

         "Receivables" means any "account" as such term is defined in the UCC, and, in any event, shall include, but shall not be limited to, all rights to payment for goods sold or leased or services performed, whether now in existence or arising from time to time hereafter, including, without limitation, such rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (i) all security pledged, assigned, hypothecated or granted to or held to secure the foregoing; (ii) all right, title and interest in and to any goods, the sale of which gave rise thereto; (iii) all guarantees, endorsements and indemnifications on, or of, any of the foregoing; (iv) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith; (v) all books, records, ledger cards, and invoices relating thereto;
(vi) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers; (vii) all credit information reports and memoranda relating thereto; and (viii) all other writings related in any way to the foregoing.

         "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

         Section 1.2 Additional Terms. All other capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in the Amended and Restated Credit Agreement.

         Section 1.3 Action by the Agent or the Lenders. Whenever any action is required or permitted to be taken by the Agent or the Lenders, except for such action which is expressly provided herein to be taken by an individual Lender or by all the Lenders, such action, including, without limitation, in connection with the exercise of any remedy granted herein, shall be taken by the Agent, acting at the direction of Majority Lenders or the Required Lenders, as provided in the Amended and Restated Credit Agreement.

         SECTION 2.         GUARANTEE.

         Section 2.1 Guaranteed Obligations. The Company, jointly and severally with any other guarantors, hereby absolutely, unconditionally and irrevocably guarantees to the Agent and the Lenders on a continuing basis the full, complete and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of any and all sums due from, and any and all Obligations of the Borrower to the Agent and the Lenders now or hereafter existing under the Notes, the Letters of Credit, the Secured Hedging Obligations and the Amended and Restated Credit Agreement, without regard to the Borrower's use of the proceeds of the Loans, the Letters of Credit or the Secured Hedging Obligations, whether for principal, premium, interest, fees, costs, expenses or otherwise, including, without prejudice to the generality of the foregoing, the prompt payment of the Notes and payment of interest and premium thereon at the times and in the manner specified in the Notes and the Amended and Restated Credit Agreement, prompt payment of amounts owing pursuant to the issuance of the Letters of Credit, prompt payment of the Secured Hedging Obligations at the times and in the manner specified in the documentation therefor and the payment of any and all expenses (including reasonable counsel fees and expenses) incurred by the Agent and the Lenders in enforcing any rights under the Notes, the Letters of Credit, the Secured Hedging Obligations, the Amended and Restated Credit Agreement and this Agreement. Without limiting the generality of the foregoing, the Company's liability shall extend to all amounts that would be owed by the Borrower to the Agent and the Lenders under the Amended and Restated Credit Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower. Each of the obligations guaranteed as set forth in this Section 2.1 is hereinafter referred to severally as a "Guaranteed Obligation" and collectively as the "Guaranteed Obligations".

         Section 2.2 Guarantee Absolute. This Guarantee is a guarantee of payment and not of collection, is in no way conditioned or contingent upon any attempt to collect from or proceed against the Borrower, any other guarantors or sureties, any other person or entity or any collateral security, or upon any other event, contingency or circumstance whatsoever and shall be binding upon and against the Company without regard to the validity, regularity or enforceability of the Amended and Restated Credit Agreement or any other instrument or agreement. The Company guarantees that the Guaranteed Obligations will be paid strictly in accordance with the term of the Amended and Restated Credit Agreement and the documentation evidencing the Secured Hedging Obligations, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. The obligations of the Company hereunder are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Company to enforce this Agreement, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions. If for any reason whatsoever the Borrower shall fail or be unable duly, punctually and fully to pay the Guaranteed Obligations or any part thereof as and when the same shall become payable in accordance with the terms of the Amended and Restated Credit Agreement, the Company, immediately upon demand, will pay or cause to be paid the Guaranteed Obligations or such part thereof.

         Section 2.3 Subordination. Until payment in full of all sums due to the Agent and the Lenders under, or in connection with such party's rights relating to, the Amended and Restated Credit Agreement and the Secured Hedging Obligations and all other instruments, documents and agreements contemplated therein and performance of all other obligations thereunder, the Company hereby covenants and agrees with the Agent and the Lenders that:

         (a) the Company shall and does hereby subordinate, to the obligations of the Borrower to the Agent and the Lenders, all present and future indebtedness due to the Company from (and shall cause to be subordinated to the obligations of the Company to the Agent and the Lenders hereunder all present and future indebtedness due from the Company to) the Borrower; and

         (b) the Company shall deliver to the Agent and the Lenders, and shall cause the Borrower to deliver to the Agent and the Lenders, such agreements and other evidence of such subordination as the Agent or the Lenders reasonably may request from time to time.

         SECTION 3.         GRANT OF SECURITY.

         Section 3.1 Pledged Collateral.

         (a) The Company, to secure its punctual payment and performance hereunder in respect of the Guaranteed Obligations hereby pledges, assigns and transfers unto the Agent, and does hereby grant to the Agent, for the benefit of the Lenders, a continuing security interest of first priority in, all of the right, title and interest of the Company in, to and under all of the following, whether now existing or hereafter from time to time acquired: (i) all cash, accounts, deposits, securities and insurance policies now or at any time hereafter in the possession or under control of the Company or its respective bailees and any interest therein, (ii) each and every Receivable, (iii) all Contract Rights arising under all Contracts, and all equity and debt securities and other interests in any and all Subsidiaries (other than Unrestricted Subsidiaries), (iv) all Inventory, (v) all Equipment, (vi) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of the Company symbolized by the Marks, (vii) all Patents and Copyrights, and all reissues, renewals or extensions thereof, (viii) all computer programs and all intellectual property rights therein and all other proprietary information, (ix) (A) the indebtedness of the Company's Subsidiaries to the Company; (B) all Intercompany Notes listed on Schedule A (as it may, from time to time, be supplemented in accordance with the terms hereof) and all promissory notes which are pledged to the Agent; and
(C) all shares of capital stock described in Schedule A (as it may, from time to time, be supplemented in accordance with the terms hereof) and all other shares of capital stock or other equity interests, (x) all books and records, customer lists, ledger cards, credit files, print-outs, and other materials and records pertaining to any of the foregoing, whether now owned or hereafter acquired,
(xi) all other Goods, General Intangibles, investment property (as defined in Article 9 of the UCC), Chattel Paper, Documents and Instruments, (xiii) all other personal property of the Company, whether now owned or hereafter acquired,
(xiv) all documents of title evidencing or issued with respect to any of the foregoing, and (xv) all Proceeds and products of any and all of the foregoing (collectively, the "Pledged Collateral").

         (b) The Pledged Collateral secures the payment of all obligations of every kind and character now or hereafter existing (whether matured or unmatured, contingent or liquidated) of the Company under Section 2 with respect to the Guaranteed Obligations and under each other provision of this Agreement (in each case as this Agreement hereafter may be amended, supplemented or otherwise modified from time to time), whether for principal, interest, premium, fees, expenses, reimbursement, indemnification or otherwise.

         (c) The Intercompany Notes and the certificates representing the Pledged Stock listed on Schedule A shall be delivered to the Agent contemporaneously herewith together with appropriate undated note powers and stock powers duly executed in blank. Neither the Agent nor any Lender shall be obligated to preserve or protect any rights with respect to the Intercompany Notes or the Pledged Stock or to receive or give any notice with respect thereto whether or not the Agent or any Lender is deemed to have knowledge of such matters.

         (d) The assignments and security interests under this Agreement granted to the Agent shall not relieve the Company from the performance of any term, covenant, condition or agreement on the Company's part to be performed or observed under or in respect of the Pledged Collateral or from any liability to any Person under or in respect of any of such Pledged Collateral or impose any obligation on the Agent to perform or observe any such term, covenant, condition or agreement on the Company's part to be so performed or observed or impose any liability on the Agent for any act or omission on the part of the Company relative thereto or for any breach of any representation or warranty on the part of the Company contained in this Agreement or any other Loan Document, or in respect of the Pledged Collateral or made in connection herewith or therewith. The obligations of the Company contained in this paragraph shall survive the termination of this Agreement and the discharge of the Company's other obligations hereunder.

         SECTION 4.         OBLIGATIONS UNCONDITIONAL.

         The obligations of the Company set forth in this Agreement and all rights of the Agent and the Lenders shall be absolute and unconditional, shall not be subject to any counterclaim, set-off, deferment, reduction or diminution of any obligation or defense of any kind or nature (other than full, indefeasible and timely payment of the Guaranteed Obligations) based upon any claim the Company or any other party may have against the Agent, the Lenders, the Borrower, any of their Affiliates, or any other party, shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not the Agent, the Lenders, or the Company shall have any knowledge or notice thereof), including without limitation:

         (a) any compromise, settlement, release, accord and satisfaction, termination, modification, amendment, waiver, consent or other change, addition, deletion or supplement of or to, or any forbearance or indulgence with respect to, any or all of the obligations, duties, covenants or agreements under the Amended and Restated Credit Agreement or the Secured Hedging Obligations, or any other instrument or agreement whatsoever (whether or not referred to in the Amended and Restated Credit Agreement or applicable to any of the parties to the Amended and Restated Credit Agreement), or any assignment or transfer of any interest in any of the foregoing, or any furnishing, acceptance, substitution or exchange of, any release of or failure to protect, perfect or to continue perfected, or any other action or inaction in respect of, any direct or indirect security for or guarantee with respect to the Guaranteed Obligations or any part thereof (including, without limitation, the Pledged Collateral);

         (b) any failure, omission or delay on the part of the Agent or the Lenders or any party claiming by, through or under any of the foregoing to conform or comply with any term of any instrument or agreement referred to in subsection (a) above, or to exercise any right, remedy or power thereunder, including, but not limited to, the failure to give notice to the Company of the occurrence of any Event of Default;

         (c) any renewal, refinancing or refunding of the Guaranteed Obligations in whole or in part or extension of the time for payment of any Guaranteed Obligation or for the payment of any other amount payable under the Amended and Restated Credit Agreement or any Secured Hedging Obligation or of the time for performance of any other obligations, covenants or agreements under or arising out of the Amended and Restated Credit Agreement, any Secured Hedging Obligation or any other instrument or agreement or the extension or the renewal of any of the foregoing;

         (d) any voluntary or involuntary liquidation, dissolution, winding-up, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of the debts of, or other similar events or proceedings affecting, the Borrower or any of its assets or of any other party, or any action taken by any trustee or receiver or by any court in any such proceeding, or any allegation of invalidity of this Guarantee in any such proceeding;

         (e) to the extent permitted by law, any release or discharge by operation of law of the Borrower, or any other party from the performance or observance of any obligation, covenant or agreement contained in the Amended and Restated Credit Agreement, any documentation evidencing the Secured Hedging Obligations or any other instrument or agreement;

         (f) any merger or consolidation of the Borrower into or with any entity or any sale, lease or transfer of any of the assets of the Borrower to any other party, or any change in the name, objects or governing documents of the Borrower or otherwise in the Company's relationship to the Borrower;

         (g) any impossibility or illegality of performance on the part of the Borrower of its obligations under the Amended and Restated Credit Agreement or the Secured Hedging Obligations;

         (h) any lack of validity or enforceability of any provisions of the Amended and Restated Credit Agreement, the documentation for the Secured Hedging Obligations or any other Loan Document; or

         (i) any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing, and any other circumstance which might otherwise constitute a legal or equitable defense or discharge of the liabilities of a Company or surety or which might otherwise limit recourse against the Pledged Collateral.

         SECTION 5.         APPOINTMENT AS ATTORNEY-IN-FACT.

         (a) Effective upon the occurrence and during the continuance of an Event of Default, the Company hereby irrevocably constitutes and appoints the Agent, its agents, representatives and designees, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement (except, without limiting the generality of the foregoing, that the Agent shall not ratify any of its own actions pursuant to this power of attorney), and, without limiting the generality of the foregoing, hereby gives the Agent in its sole discretion the power and right, on behalf of the Company, without notice to or assent by the Company, to do the following:

                  (i) to ask, demand, collect, receive and give acquittances and receipts for any and all monies due and to become due under any Pledged Collateral and, in the name of the Company or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of monies due under any Pledged Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such monies due under any Pledged Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Pledged Collateral whenever payable; and

                  (ii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Pledged Collateral.

         The Company hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof and acknowledges that this power of attorney is a power coupled with an interest and shall be irrevocable.

         (b) The powers conferred on the Agent hereunder are solely to protect the Agent's and the Lenders' interests in the Pledged Collateral and shall not impose any duty upon the Agent to exercise any such powers. The Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither the Agent nor any of its agents, representatives or designees shall be responsible to the Company for any act or failure to act, except for any act involving their gross negligence or willful misconduct.

         (c) Nothing in this Agreement shall authorize the Agent, prior to an Event of Default (i) to participate in the management of or to operate any facility owned or operated by the Company or (ii) to control decisions regarding the disposal or other management of hazardous substances generated, used or handled by the Company or any of its Affiliates.

         SECTION 6.         WAIVERS.

         (a) The Company hereby irrevocably waives promptness, diligence, notice of acceptance, nonpayment, nonperformance, dishonor or protest and any other notice with respect to any of the Guaranteed Obligations and this Agreement and any other circumstance which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or which might otherwise limit the obligations of the Company under this Agreement. The Company hereby irrevocably waives any requirement that the Agent or the

Lenders protect, secure, perfect or insure any Lien on the Pledged Collateral or exhaust any right or take any action against the Borrower, or any other Person or mitigate the damages resulting from default by the Borrower under the Amended and Restated Credit Agreement or any Secured Hedging Obligations, or by the Company under this Agreement.

         (b) The Company hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim based upon, arising out of, or relating to, this Agreement, the transactions contemplated by the Amended and Restated Credit Agreement or the Secured Hedging Obligations or the actions of the Agent and the Lenders in the negotiation, administration, performance or enforcement thereof. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Company acknowledges that this waiver is a material inducement to the Agent and the Lenders to enter into a business relationship with the Company and its Subsidiaries and Affiliates and that the Agent and the Lenders have each already relied on this waiver in entering into this Agreement and the Loan Documents and that each will continue to rely on this waiver in their related future dealings. The Company further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         (c) The Company hereby irrevocably waives, until the end of the term of this Agreement as set forth in Section 12.9, any claim or other rights that it may now or hereafter acquire against the Borrower or any other guarantor of the obligations of the Borrower that arise from the existence, payment, performance or enforcement of the Guaranteed Obligations, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent or the Lenders against the Borrower or any other guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other guarantor directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to the Company in violation of the preceding sentence at any time prior to the payment in full in cash of the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Agent and the Lenders and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the Amended and Restated Credit Agreement or to be held as Pledged

Collateral for any Guaranteed Obligations thereafter arising. The Company acknowledges it will derive substantial economic benefits from the financing arrangements contemplated by the Amended and Restated Credit Agreement and the Secured Hedging Obligations and that the waiver set forth in this subsection (c) is knowingly made in contemplation of such benefits.

         SECTION 7. EFFECT OF BANKRUPTCY PROCEEDINGS, ETC.; REINSTATEMENT. The obligations of the Company under this Agreement shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Agent or the Lenders (as a preference, fraudulent conveyance or otherwise) upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other person or entity or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Borrower, or any other party, or any substantial part of its property, or otherwise, all as though such payments had not been made. If an Event of Default shall at any time have occurred and be continuing or shall exist and declaration of default or acceleration under or with respect to the Amended and Restated Credit Agreement or the Secured Hedging Obligations, or any Guaranteed Obligation shall at such time be prevented by reason of the pendency against the Borrower or any other Person or entity of a case or proceeding under a bankruptcy or insolvency law, the Company agrees that, for purposes of this Agreement and its obligations hereunder, the Amended and Restated Credit Agreement, the Secured Hedging Obligations and such Guaranteed Obligation shall be deemed to have been declared in default or accelerated with the same effect as if the Amended and Restated Credit Agreement, the Secured Hedging Obligations and such Guaranteed Obligation had been declared in default and accelerated in accordance with their respective terms and the Company shall forthwith pay the amounts specified to be paid thereunder in accordance with their respective terms and all other Guaranteed Obligations without further notice or demand.

         SECTION 8. REPRESENTATIONS OF THE COMPANY. The Company hereby represents and warrants to the Agent and the Lenders as follows:

         Section 8.1 Location. The chief place of business and chief executive office of the Company is located at the address first specified above for the Company.

         Section 8.2 Security Interest. This Agreement and the pledge and delivery of the Pledged Collateral pursuant hereto constitute a valid and continuing Lien on the Pledged Collateral and create a valid and perfected first priority security interest in the Pledged Collateral in favor of the Agent securing the payment of the Guaranteed Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

         SECTION 9. COVENANTS. The Company hereby covenants and agrees that on and after the date hereof, so long as this Agreement shall remain in effect, it shall comply with the following provisions:

         Section 9.1 Continuous Perfection. The Company shall not change its name, identity or structure in any manner which might make any financing or continuation statement filed hereunder misleading within the meaning of Section 9-402(7) of the UCC (or any other then applicable provision of the UCC) unless the Company shall have given the Agent and the Lenders at least 90 days' prior written notice thereof of its intention to so change and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary, or reasonably requested by the Agent and the Lenders, to amend such financing or continuation statement so that it is not misleading.

         Section 9.2 Amendment of Organization Documents. The Company shall not amend its [Limited Partnership Agreement] in a manner that affects adversely the Agent or the Lenders.

         Section 9.3 Further Assurances.

         (a) From time to time, at the expense of the Company, the Company will promptly execute and deliver all further instruments and documents and take all further action, that may be necessary or desirable, or that the Agent or the Lenders reasonably may request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Agent or the Lenders to exercise and enforce their rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, the Company will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent or the Lenders may request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby.

         (b) The Company hereby authorizes the Agent or the Lenders to file one or more financing or continuation statements, and assignments thereof and amendments thereto, relating to all or any part of the Pledged Collateral without the signature of the Company where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Pledged Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

         (c) The Company will furnish to the Agent and the Lenders from time to time statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as the Agent, the Lenders or the Company reasonably may request, all in reasonable detail.

         (d) If the Company shall acquire in any manner any additional Intercompany Notes, the Company shall forthwith (and without the necessity for any request or demand by the Agent) deliver such Intercompany Notes to the Agent in the same manner as described in Section 1.1(c), together with a supplement to Schedule A reflecting the addition of such additional Intercompany Notes, whereupon such additional Intercompany Notes shall be deemed to be pledged hereunder for all purposes hereunder. If the Company shall at any time acquire any additional shares of the capital stock of any class of Pledged Stock, whether such acquisition shall be by purchase, exchange, reclassification, dividend, or otherwise, or acquire any new shares of capital stock of any newly formed or acquired Subsidiary (as defined under and to the extent permitted by the Amended and Restated Credit Agreement), the Company shall forthwith (and without the necessity for any request or demand by the Agent) deliver such shares to the Agent in the same manner as described in Section 1.1(c), together with a supplement to Schedule A reflecting the addition of such additional shares of stock, whereupon such additional shares of stock shall be deemed to be Pledged Stock for all purposes hereunder. The Company will hold in trust for the Agent upon receipt and immediately thereafter deliver to the Agent any instrument evidencing or constituting Pledged Collateral (except, so long as no Event of Default has occurred and is continuing, ordinary cash dividends, if any, paid with respect to the Pledged Stock and payments in respect of the Intercompany Notes, in each case as permitted by the Amended and Restated Credit Agreement).

         SECTION 10.  EVENTS OF DEFAULT; REMEDIES.

         Section 10.1 Events of Default Defined. If any Event of Default shall occur and be continuing (for any reason whatsoever and whether it shall be voluntary or involuntary or by operation of law or otherwise), then (i) all payments received by the Company under or in connection with any of the Pledged Collateral shall be held by the Company in trust for the Agent and the Lenders, shall be segregated from other funds of the Company and shall forthwith upon receipt by the Company be turned over to the Agent for the ratable benefit of the Lenders in the same form as received by the Company (duly endorsed by the Company to the Agent, if required); (ii) any and all such payments so received by the Lenders (whether from the Company or otherwise) will be applied by the Lenders against their Guaranteed Obligations; and (iii) any amount remaining after payment in full of all of the Guaranteed Obligations shall be paid over to the Company.

         Section 10.2 Remedies.

         (a) If any Event of Default shall occur and be continuing, the Agent and the Lenders may exercise in addition to all other rights and remedies granted to the Agent and the Lenders in this Agreement, and under any other instrument or agreement securing, evidencing or relating to the Guaranteed Obligations, all rights and remedies of a secured party under the UCC as applicable to the Pledged Collateral and all the rights granted to the Agent and the Lenders. Without limiting the generality of the foregoing, the Company expressly agrees that in any such event the Agent and the Lenders, without demand of performance or other demand, advertisement or notice of any kind (except the notice, specified below of time and place of public or private sale) to or upon the Company or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith assume, collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Pledged Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange broker's board or at its offices or elsewhere at such prices as the Agent may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent and the Lenders shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Pledged Collateral so sold, free of any right or equity of redemption, which equity of redemption the Company hereby releases, and in lieu of payment of such actual purchase price may set-off the amount of such purchase price against the Guaranteed Obligations then owing to such purchaser. The Company further agrees, at the Agent's request, to assemble the Pledged Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at the Company's premises or elsewhere. The Agent and the Lenders shall retain the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safe keeping or otherwise of any or all of the Pledged Collateral or in any way relating to the rights of the Agent and the Lenders hereunder, including reasonable attorneys' fees and legal expenses, for application to the payment in whole or in part of the Guaranteed Obligations, and only after so retaining such net proceeds and after the payment by the Agent and the Lenders of any other amount required by any provision of law, including Section 9-504(1)(c) of the UCC, need the Agent and the Lenders account for the surplus, if any, to the Company. To the extent permitted by applicable law, the Company waives all claims, damages and demands against the Agent and the Lenders arising out of the repossession, retention or sale of the Pledged Collateral, except to the extent that such claims, damages and demands arise out of the willful misconduct or gross negligence of the Agent or the Lenders.

         (b) The Company also agrees to pay all costs of the Agent and the Lenders, including reasonable attorneys' fees, incurred with respect to the collection of any of the Guaranteed Obligations and the enforcement and protection of any of the rights of the Agent and the Lenders hereunder. All costs and expenses incurred by each of the Agent and the Lenders with respect to the enforcement, collection and protection of the Agent's and the Lenders' interest in the Pledged Collateral shall be additional Guaranteed Obligations of the Company to the Agent and the Lenders payable on demand, and secured by the Pledged Collateral.

         (c) Any notice required to be given by the Agent of a sale, lease or other disposition or other intended action by it with respect to any of the Pledged Collateral which is deposited in the United States mails, postage prepaid and duly addressed to the Company, at least 10 days prior to such proposed action, shall constitute fair and reasonable notice to the

Company of any such action. The net proceeds realized by the Agent and the Lenders upon any such sale or other disposition, after deduction for the expense of retaking, holding, preparing for sale, selling or the like and the reasonable attorneys' fees and legal expenses incurred by the Agent and the Lenders in connection therewith, shall be applied as provided herein toward satisfaction of the Guaranteed Obligations. The Agent and the Lenders shall account to the Company for any surplus realized upon such sale or other disposition. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect the Agent's and the Lenders' security interest in the Pledged Collateral until the Guaranteed Obligations are fully paid. The Company agrees that the Agent and the Lenders have no obligation to preserve their rights to the Pledged Collateral against any other parties. The Agent and the Lenders shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         Section 10.3 Limitation on the Agent's and the Lenders' Duty in Respect of Pledged Collateral. Except as otherwise provided herein, under no circumstances whatsoever shall the Agent or the Lenders be deemed to assume any responsibility for, or obligation or duty with respect to, any part or all of the Pledged Collateral, of any nature or kind whatsoever, or any matter or proceedings arising out of or relating thereto. The Agent and the Lenders shall not be required to take any action of any kind to collect or protect any interest in the Pledged Collateral, including, but not limited to, any action necessary to preserve the rights of the Agent and the Lenders, and the Company against prior parties to any of the Pledged Collateral. The Agent and the Lenders shall not be liable or responsible in any way for the safe keeping, care or custody of any of the Pledged Collateral if the Pledged Collateral is accorded the same treatment and level of care as their own property, for any loss or damages thereto, for any diminution in the value thereof, for any act or default of any agent or bailee of the Agent, the Lenders, the Company or of any carrier, forwarding agency or other person whomsoever or for the collection of any proceeds, except to the extent that the selection of such agent, bailee, carrier or other person involved gross negligence or willful misconduct. The Company hereby releases the Agent and the Lenders from any claims, causes of action and demands at any time arising out of or with respect to this Agreement or the Guaranteed Obligations and any actions taken or omitted to be taken by the Agent and the Lenders with respect thereto, and the Company hereby agrees to hold the Agent and the Lenders harmless from and with respect to any and all such claims, causes of action and demands. The Company hereby releases the Agent and the Lenders from any claims, causes of action and demands arising under 42 U.S.C. Section 9607 or 9613 or similar provisions of state or local law.

         Section 10.4 Remedies Cumulative. No remedy conferred upon the Agent and the Lenders is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         Section 10.5 Remedies Not Waived. No course of dealing between the Company and the Agent and the Lenders and no delay or failure in exercising any rights hereunder in respect thereof shall operate as a waiver of any of the rights of the Agent and the Lenders.

         SECTION 11. AMENDMENT AND WAIVER. No amendment or waiver of any provision of this Agreement and no consent to any departure by the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed to waive any other breach hereunder; provided, however, that no amendment, waiver or consent, unless in writing and signed by all the Lenders, shall (a) limit the liability of the Company hereunder, (b) postpone any date fixed for payment hereunder or (c) change the number of Lenders required to take any action hereunder.

         No failure on the part of the Agent or the Lenders to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other, or further exercise thereof or the exercise of any other right.

         SECTION 12.  MISCELLANEOUS.

         Section 12.1 Expenses. The Company will pay the Agent and the Lenders for any and all sums, costs and expenses which the Agent or the Lenders may pay or incur by reason of defending, protecting or enforcing the security interest herein granted or the priority hereof, enforcing payment of the Guaranteed Obligations, discharging any Lien or claim against the Pledged Collateral or any part thereof or, if the Company fails to perform or comply with any of its agreements herein, performing or complying with such terms. Such sums, costs and expenses shall include, without limitation, all court costs, collection charges, travel and reasonable attorneys' fees (including fees and expenses incident to the enforcement of payment of any obligations of the Company by any action or participation in, or connection with, a case or proceeding under Chapters 7, 11 or 13 of the Bankruptcy Code). All sums, costs and expenses of the Agent and the Lenders payable by the Company pursuant to this Agreement shall be payable by the Company to the Agent and the Lenders on demand and shall constitute Guaranteed Obligations secured by the Pledged Collateral.

         Section 12.2 Reliance on and Survival of Representations. All agreements, representations and warranties of the Company herein and in any certificates or other instruments delivered pursuant to this Agreement shall (a) be deemed to be material and to have been relied upon by the Agent and the Lenders, notwithstanding any investigation heretofore or hereafter made by the Agent and the Lenders or on their behalf and (b) survive the execution and delivery of this Agreement and of the Notes, and shall continue in effect so long as any Note or Obligation is outstanding and thereafter as provided in Sections 10 and 12.1.

         Section 12.3 Successors and Assigns; Transfers of the Notes. This Agreement shall bind and inure to the benefit of, and be enforceable by, the Company, the Agent, the Lenders, and their respective permitted successors and assigns, and, in addition, shall inure to the benefit of, and be enforceable by, each Person who shall from time to time be a holder of any of the Notes. The Company may not assign its rights and obligations under this Agreement, except pursuant to a reorganization permitted under the Amended and Restated Credit Agreement. The Lenders may transfer the Notes (and any portion thereof) at any time without the consent of the Company, subject to compliance with all applicable Gaming Laws and state and federal securities laws and the requirements of Section 9 of the Amended and Restated Credit Agreement.

         Section 12.4 Notices. All notices and other communications provided for in this Agreement shall be in writing and delivered, telecopied or mailed, first class postage prepaid, and addressed to:

         (a)      if to the Company:

                  c/o Horseshoe Gaming, Inc.
                  4024 Industrial Road
                  Las Vegas, Nevada 89103

                  Attention: Paul Alanis

                  Telephone:  (702) 650-0080
                  Telecopy:  (702) 650-0081

                  with a copy to:

                  RIORDAN & MCKINZIE
                  695 Towne Center Drive
                  Suite 1500
                  Costa Mesa, California 92626

                  Attention: Jim Shnell, Esq.

                  Telephone:  (714) 433-2616
                  Telecopy:  (714) 699-5435

         (b) if to the Agent or the Lenders, at their respective addresses as set forth in the Amended and Restated Credit Agreement or at such other address as shall be provided to the Borrower in accordance to the terms of the Amended and Restated Credit Agreement.

         Any such notice or communication shall be deemed to have been duly given when delivered or telecopied and, if mailed, two days after deposit in the U.S. mail as aforesaid.

         Section 12.5 Severability. If any term or provision hereof or the application thereof to any circumstance, in any jurisdiction and to any extent, shall be invalid or unenforceable, such term or such provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable. To the fullest extent permitted by applicable law, the parties hereto hereby waive any provision of law which renders any term or provision hereof invalid or unenforceable in any respect.

         Section 12.6 Governing Law. This Agreement and the Notes, the Letters of Credit, the Secured Hedging Obligations and (unless otherwise provided) all amendments, supplements, waivers and consents relating hereto or thereto shall be governed by, and construed in accordance with, the internal laws of the State of New York.

         Section 12.7 Forum and Jurisdiction. The Company represents and warrants that it is not entitled to immunity from judicial proceedings and, for purposes of any action, suit or other proceeding in respect of, or arising out of or in connection with, this Agreement or any course of conduct, course of dealing, statements or actions of the Company, the Agent or the Lenders related thereto, the Company hereby submits and consents to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York, and the Company agrees that any such action, suit or proceeding may be brought by the Agent or the Lenders in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York, and the service of process may be made upon the Company by mailing a copy of the summons and any complaint to the Company by registered mail, at the address specified in Section 12.4. The Company hereby waives and agrees not to assert, by way of motion or otherwise, in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts, that the action is brought in an inconvenient forum or that the venue of the action is improper. The Agent and the Lenders, nevertheless, may serve, process or commence any such action, suit or proceeding in such other jurisdiction(s), and in such other manner as may be permitted by applicable law. The methods of service of process specified in this paragraph may be used in the alternative or together as the Agent and the Lenders may see fit.

         Section 12.8 Headings. The headings in this Agreement are for convenience only and shall not be construed as a part of this Agreement.

         Section 12.9 Term of Agreement. This Agreement and all agreements of the Company contained herein shall continue in full force and effect and shall not be discharged until such time as the Guaranteed Obligations shall be indefeasibly paid or performed in full and all of the agreements of (a) the Borrower under the Amended and Restated Credit Agreement and the Secured Hedging Obligations and (b) the Company hereunder shall be fully paid or performed; provided, certain provisions of this Agreement shall survive such termination as expressly set forth herein.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed delivered as of the date first above written.

                                        HORSESHOE VENTURES, L.L.C.

                                        By:   HORSESHOE GAMING, L.L.C.
                                        its manger

                                        By:   HORSESHOE GAMING, INC.,
                                        its manger


                                        By:   ___________________________
                                              Name: Walter J. Haybert
                                              Title: Treasurer

                                   SCHEDULE A


Pledged Stock


     None.








Intercompany Notes


     None.

                                TABLE OF CONTENTS

                                                                                                               Page
SECTION 1.         TERMS AND DEFINITIONS..........................................................................2
         Section 1.1       Definitions............................................................................2
         Section 1.2       Additional Terms.......................................................................4
         Section 1.3       Action by the Agent or the Lenders.....................................................4

SECTION 2.         GUARANTEE......................................................................................4
         Section 2.1       Guaranteed Obligations.................................................................4
         Section 2.2       Guarantee Absolute.....................................................................5
         Section 2.3       Subordination..........................................................................5

SECTION 3.         GRANT OF SECURITY..............................................................................6
         Section 3.1       Pledged Collateral.....................................................................6

SECTION 4.         OBLIGATIONS UNCONDITIONAL......................................................................7

SECTION 5.         APPOINTMENT AS ATTORNEY-IN-FACT................................................................8

SECTION 6.         WAIVERS........................................................................................9

SECTION 7.         EFFECT OF BANKRUPTCY PROCEEDINGS, ETC.;
                   REINSTATEMENT.................................................................................11

SECTION 8.         REPRESENTATIONS OF THE COMPANY................................................................11
         Section 8.1       Location..............................................................................11
         Section 8.2       Security Interest.....................................................................11

SECTION 9.         COVENANTS.....................................................................................12
         Section 9.1       Continuous Perfection.................................................................12
         Section 9.2       Amendment of Organization Documents...................................................12
         Section 9.3       Further Assurances....................................................................12

SECTION 10.        EVENTS OF DEFAULT; REMEDIES...................................................................13
         Section 10.1      Events of Default Defined.............................................................13
         Section 10.2      Remedies..............................................................................13
         Section 10.3      Limitation on the Agent's and the Lenders' Duty in Respect of
                           Pledged Collateral....................................................................15
         Section 10.4      Remedies Cumulative...................................................................16
         Section 10.5      Remedies Not Waived...................................................................16

SECTION 11.        AMENDMENT AND WAIVER..........................................................................16

SECTION 12.        MISCELLANEOUS.................................................................................16
         Section 12.1      Expenses..............................................................................16
         Section 12.2      Reliance on and Survival of Representations...........................................16
         Section 12.3      Successors and Assigns; Transfers of the Notes........................................17
         Section 12.4      Notices...............................................................................17
         Section 12.5      Severability..........................................................................18
         Section 12.6      Governing Law.........................................................................18
         Section 12.7      Forum and Jurisdiction................................................................18
         Section 12.8      Headings..............................................................................18
         Section 12.9      Term of Agreement.....................................................................19


                                      -ii-